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                                                                  EXHIBIT 10.49


                                    AGREEMENT

THIS AGREEMENT made and entered into on this 31st day of August, 1999, by and between Tractor Supply Company (hereinafter referred to as "TSC") and Thomas O. Flood (hereinafter referred to as "Consultant").

                               W I T N E S S E T H

1. CONSULTANT SERVICES. Consultant and TSC hereby agree that Consultant will provide services on request for TSC as an independent contractor for the period of time from January 1, 2000 through December 31, 2000. Consultant warrants he exercises sole and exclusive control over the manner and means he will use in providing consultant services to TSC. Commencing on the date of this Agreement, Consultant warrants that he is an independent contractor, solely responsible for (1) selecting and controlling the means and facilities used to perform consultant services to TSC and (2) satisfying all federal, state and local tax and other obligations related to his earnings.

2. INDEMNIFICATION. Consultant agrees to indemnify TSC from any and all liabilities, including, but not limited to, attorney's fees, incident to any claim, loss, damage, or injury to the person or property of Consultant injured through Consultant's acts or omissions.

3. AUTHORIZATION. Consultant agrees that he is not authorized to enter into any contracts on behalf of, or in the name of, TSC without the prior express written consent of TSC. Consultant acknowledges that when he is performing services for TSC, he is to present himself as a consultant to, rather than as a representative of, TSC. During the term of the Agreement, Consultant will at all times represent to third parties and the public that he is a consultant to, and not an employee of, TSC.




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4. COMPENSATION. TSC shall pay Consultant, and Consultant shall accept from
   TSC, a fee of Sixteen Thousand six hundred sixty-six & 00/100 Dollars ($16,666.00) per month (not to exceed 20 hours per month) or as otherwise agreed by the parties, for services rendered by Consultant, which services have been assigned by TSC. Consultant agrees that he shall provide any documentation and/or reports regarding his services as TSC may require.

5. MISCELLANEOUS EXPENSES. Consultant agrees he must submit any miscellaneous expenses for reimbursement. Consultant agrees to follow TSC policies when incurring expenses.

6. SEVERABILITY/BLUE PENCILING. Each provision of this Agreement shall be considered severable from the rest. If a court of competent jurisdiction should declare any provision of this Agreement unenforceable for any reason, then the parties hereby acknowledge and agree that such court shall have the express authority to reform the covenant to provide for reasonable restrictions and/or to grant TSC such other relief at law or in equity as reasonable or necessary to protect the interests of TSC.

7. ENTIRE AGREEMENT. TSC and Consultant agree that this Agreement contains the complete agreement concerning the parties' relationship, written or oral, between them. Both parties acknowledge having read and fully understand this Agreement, and have voluntarily entered into this Agreement.

8. MODIFICATION. This Agreement shall not be modified or amended except by a writing duly executed by both parties. No waiver of any provision of this Agreement shall be effective unless the waiver is in writing and duly executed by both parties.




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9. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee, and any dispute regarding this Agreement shall be resolved in the federal or state courts located in Davidson County, Tennessee.

   IN WITNESS WHEREOF, the parties have caused this Agreement of be executed and delivered this 31st day of August, 1999.



                                            TRACTOR SUPPLY COMPANY


                                       By:  /s/ Joe Scarlett
                                            -----------------------------------
                                            Joe Scarlett
                                            Chairman &
                                            Chief Executive Officer



                                            EXECUTIVE:


                                            /s/ Thomas O. Flood
                                            ------------------------------------
                                            Thomas O. Flood